     As filed with the Securities and Exchange Commission on July 15, 1998.
                                                                Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              BECKMAN COULTER, INC.
             (Exact name of registrant as specified in its charter)

                          ----------------------------

               Delaware                                        95-1040600
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

            4300 North Harbor Boulevard, Fullerton, California 92835
                    (Address of principal executive offices)

             BECKMAN COULTER, INC. 1998 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                              William H. May, Esq.
             Vice President, General Counsel and Corporate Secretary
                              Beckman Coulter, Inc.
                           4300 North Harbor Boulevard
                           Fullerton, California 92835
                     (Name and address of agent for service)

                           ---------------------------

   Telephone number, including area code, of agent for service: (714) 871-4848

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                               Proposed          Proposed
                                               maximum           maximum
Title of                    Amount             offering          aggregate          Amount of
securities                  to be              price             offering           registration
to be registered            registered         per unit          price              fee
------------------------------------------------------------------------------------------------
Common Stock, par value     2,500,000 (1),(2)   $58.50 (3)    $146,250,000.00 (3)  $43,143.75 (3)
$.10 per share              shares
------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 under the Securities Act of 1933, an additional indeterminate number of shares and rights which by reason of certain events specified in the Beckman Coulter, Inc. 1998 Incentive Compensation Plan (the "Plan") may become subject to the Plan.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 28, 1989, as amended, with First Chicago Trust Company of New York, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 9, 1998, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

        The Exhibit Index included in this Registration Statement is at page 8.

--------------------------------------------------------------------------------

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents of Beckman Coulter, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

        (a) Annual Report on Form 10-K/A for the Company's fiscal year ended December 31, 1997 which contains audited financial statements of the Company for the year ended December 31, 1997;

        (b) Quarterly Report on Form 10-Q/A for the Company's fiscal quarter ended March 31, 1998;

        (c) Current Reports on Forms 8-K dated February 18, 1998 and February 26, 1998; and

        (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company as an employee, is the beneficial owner of Common Stock, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Fourth Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Fourth Restated Certificate of Incorporation and Bylaws provide generally that each person who is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, subject to certain limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving in any of such capacities for another entity at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by such person.

        The Company maintains directors' and officers' liability insurance which covers certain liabilities and expenses of officers and directors of the Company and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

        See the Exhibit Index on page 8.

ITEM 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on June 4, 1998.

                                   BECKMAN COULTER, INC.


                                   By:    /s/ Louis T. Rosso
                                          --------------------------------------
                                          Louis T. Rosso
                                   Its: Chairman of the Board, Chief Executive Officer and Director


                                POWER OF ATTORNEY


        Each person whose signature appears below constitutes and appoints Louis
T. Rosso, Dennis K. Wilson, and James T. Glover, or each of them individually, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                              DATE
        ---------                           -----                              ----

/s/ Louis T. Rosso                Chairman of the Board, Chief
-----------------------------     Executive Officer & Director             June 4, 1998
Louis T. Rosso                    (Principal Executive Officer)


/s/ Dennis K. Wilson              Vice President, Finance & Chief
-----------------------------     Financial Officer                        June 4, 1998
Dennis K. Wilson                  (Principal Financial Officer)


/s/ James T. Glover               Vice President and Controller
-----------------------------     (Controller)                             June 4, 1998
James T. Glover

        SIGNATURE                           TITLE                              DATE
        ---------                           -----                              ----


/s/ Hugh K. Coble                      Director*                           June 4, 1998
----------------------------------
Hugh K. Coble


/s/ Carolyne K. Davis                  Director                            June 4, 1998
----------------------------------
Carolyne K. Davis


/s/ Peter B. Dervan                    Director                            June 4, 1998
----------------------------------
Peter B. Dervan


                                       Director*                           June 4, 1998
----------------------------------
Dennis C. Fill


/s/ Charles A. Haggerty                Director                            June 4, 1998
----------------------------------
Charles A. Haggerty


/s/ Gavin S. Herbert                   Director                            June 4, 1998
----------------------------------
Gavin S. Herbert


                                       Director                            June 4, 1998
----------------------------------
Van P. Honeycutt


/s/ William N. Kelley                  Director*                           June 4, 1998
----------------------------------
William N. Kelley


/s/ C. Roderick O'Neil                 Director                            June 4, 1998
----------------------------------
C. Roderick O'Neil


/s/ John P. Wareham                    Director                            June 4, 1998
----------------------------------
John P. Wareham


/s/ Betty Woods                        Director*                           June 4, 1998
----------------------------------
Betty Woods

--------------------------------------------------
*Member of Organization and Compensation Committee

                                  EXHIBIT INDEX

Exhibit                                                                              Sequentially
Number         Description                                                           Numbered Page
------         -----------                                                           -------------

 4.1 Beckman Coulter, Inc. 1998 Incentive Compensation Plan, attached as Exhibit A to Registrant's Proxy Statement dated and filed with the Commission on February 26, 1998, incorporated herein by this reference.

 4.2           Amendment 1998-1 to the Beckman Coulter, Inc. 1998 Incentive
               Compensation Plan effective as of April 2, 1998, attached as
               Exhibit 10.2 to Registrant's Form 10-Q, filed with the Commission on May 14, 1998, as amended, incorporated herein by this reference.

 4.3           Rights Agreement, dated as of March 28, 1989, between Beckman
               Instruments, Inc. and Morgan Shareholder Services Trust Company, as Rights Agent, filed as Exhibit 4 to Registrant's Form 8-K filed with the Commission and dated April 13, 1989, incorporated herein by this reference.

 4.4 First Amendment to Rights Agreement, dated as of June 24, 1992, between Beckman Instruments, Inc. and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), filed as Exhibit 1 to Registrant's Form 8-K filed with the Commission and dated July 1, 1992, incorporated herein by this reference.

 5.1           Opinion of Company Counsel (opinion re legality).

15.1           KPMG letter regarding unaudited financial information.

23.1           Consent of Independent Accountants.

23.2           Consent of Company Counsel (included in Exhibit 5.1).

24.            Powers of Attorney (included in this Registration Statement under
               "Signatures").

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